As filed with the Securities and Exchange Commission on October 14, 2004
Registration No. 333-119397

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Maryland	13-5531602
(State of incorporation)	(I.R.S. employer identification no.)

800 Cabin Hill Drive
Greensburg, PA 15601
(Address of principal executive offices)  (Zip code)

ALLEGHENY ENERGY, INC.
NON-EMPLOYEE DIRECTOR STOCK PLAN
(Full title of the Plan)

David B. Hertzog
Vice President and General Counsel
800 Cabin Hill Drive
Greensburg, PA 15601
(800) 255-3443
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (1, 2)	Amount of Registration Fee
Common Stock of Allegheny Energy, Inc., par value $1.25 per share	300,000	$16.04	$4,812,000	(3)

(1)	Represents the maximum number of shares of common stock, par value $1.25 per share (the “Common Stock”) of the registrant issuable under the Allegheny Energy, Inc. Non-Employee Director Stock Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers additional shares of Common Stock that may become issuable under the Non-Employee Director Stock Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.
(2)
Estimated pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of Common Stock as reported on The New York Stock Exchange on September 24, 2004.
(3)
No registration fee is required because no securities are being registered pursuant to this Post-Effective Amendment. The $610 registration fee was paid in connection with the initial filing of the registration statement on Form S-8 (File No. 333-119397).

EXPLANATORY NOTE

        The registrant is filing this post-effective amendment to the registration statement on Form S-8 (File No. 333-119397) to correct the name of the Non-Employee Director Stock Plan that was incorrectly referred to as the Allegheny Energy, Inc. Stock Unit Plan on the cover page and in the Explanatory Note in the registration statement originally filed on September 30, 2004.

        The registration statement to which this post-effective amendment relates registered 300,000 shares of Common Stock issuable under the Non-Employee Director Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensburg, Commonwealth of Pennsylvania, on this 13th day of October, 2004.

ALLEGHENY ENERGY, INC. /s/ DAVID B. HERTZOG Name: David B. Hertzog Title: Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the indicated capacities:

	Signature	Title	Date
(i)	Principal Executive Officer: * (Paul J. Evanson)	Chairman, President, Chief Executive Officer and Director	October 13, 2004
(ii)	Principal Financial Officer: * (Jeffrey D. Serkes)	Senior Vice President and Chief Financial Officer	October 13, 2004
(iii)	Principal Accounting Officer: * (Thomas R. Gardner)	Vice President and Controller	October 13, 2004

(iv)	Directors:
	* (H. Furlong Baldwin)	* (Ted J. Kleisner)
	* (Eleanor Baum)	* (Steven H. Rice)
	* (Paul J. Evanson)	* (Gunnar E. Sarsten)	October 13, 2004
	* (Cyrus F. Freidheim, Jr.)	* (Michael H. Sutton)
* (Julia L. Johnson)
*BY: /S/ DAVID B. HERTZOG —————————————— Name: David B. Hertzog Title: Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1	Charter of the Company, as amended, September 16, 1997, incorporated by reference to the Company's Annual Report on Form 10-K (File No. 001-00267), filed on March 23, 1998.
4.2	Articles Supplementary, dated July 15, 1999 and filed July 20, 1999, incorporated by reference to the Company's Current Report on Form 8-K (File No. 001-00267), filed on July 20, 1999.
4.3	Articles of Amendment, dated March 18, 2003, incorporated by reference to the Company's Annual Report on Form 10-K (File No. 001-00267), filed on September 25, 2003.
4.4	Articles Supplementary to Articles of Incorporation, dated July 19, 2004, incorporated by reference to the Company's Quarterly Report on Form 10-Q (File No. 001-00267), filed on August 5, 2004.
4.5	Amended and Restated Bylaws of the Company, as currently in effect, incorporated by reference to the Company's Registration Statement on Form S-8 (File No. 333-117117), filed on July 2, 2004.
4.6	Allegheny Energy, Inc. Stockholder Protection Rights Agreement, incorporated by reference to the Company's Current Report on Form 8-K (File No. 001-00267), filed on March 6, 2000.
5	Opinion of David B. Hertzog, Vice President and General Counsel, regarding the legality of the securities being registered.*
23.1	Consent of David B. Hertzog, Vice President and General Counsel, to the filing of his opinion (included in Exhibit 5).*
23.2
Consent of PricewaterhouseCoopers LLP to the incorporation by reference of its report on the consolidated financial statements included in the Company's Annual Report on
Form 10-K for its fiscal year ended December 31, 2003.*
24	Power of Attorney.*
99	Allegheny Energy, Inc. Non-Employee Director Stock Plan, incorporated by reference to Annex A to the Company's Definitive Proxy on Schedule 14A (File No. 001-00267), filed on April 8, 2004.

*Previously filed.